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Exhibit (14)(b)

April 19, 2005

Pacific Life Insurance Company
700 Newport Center Drive
Newport Beach, CA 92600

Re:	Pacific Select Exec Flexible Premium Variable Life Insurance Policy,
Post-Effective Amendment #34, File #33-21754
Pacific Select Exec II Flexible Premium Variable Life Insurance Policy,
Post-Effective Amendment #25, File #333-60461
Pacific Select Estate Preserver V Last Survivor Flexible Premium Variable Life
Insurance Policy, Post Effective Amendment #12, File #333-65458
Pacific Select Accumulator Flexible Premium Variable Life Insurance Policy
Post-Effective Amendment #3, File #333-118913
Pacific Select Performer 500 Flexible Premium Variable Life Insurance Policy
Post-Effective Amendment #6, File No. #333-102902
Pacific Select Separate Account of Pacific Life Insurance Company, File
#811-05563
Registration Statement on Form N-6

Dear Sir or Madam:

We hereby consent to the reference to Dechert LLP in the above-referenced registration statements.

Very truly yours,

Law Offices of Dechert LLP

4000 Bell Atlantic Tower • 1717 Arch Street • Philadelphia, PA 19103-2793 • Tel: 215.994.4000 • Fax: 215.994.2222 • www.dechert.com